Exhibit 99.1

BiomX Inc. Received NYSE American Notification Letter Regarding Stockholders' Equity Deficiency

Discloses “Going Concern” Explanatory Paragraph in Auditor’s Report

Netanya, Israel - March 27, 2026 – BiomX Inc. (NYSE American: PHGE) (the “Company”) today announced that on March 25, 2026, the Company received a notice from the staff of NYSE American LLC (the “NYSE American”) that the Company was not in compliance with the NYSE American’s continued listing standards in Part 10, Section 1003(a)(i), (ii), and (iii)of the NYSE American Company Guide (the “Company Guide”), requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years and Section 1003(a)(iii) of the Company Guide requiring a company to have stockholders’ equity at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Notice also indicates that the Company is also not currently eligible for any exemption in Section 1003(a) of the Company Guide (including the exemption provided for companies with total value of market capitalization exceeding $50 million among other things).

In connection with its non-compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii), the Company must submit a plan (the “Plan”) to the NYSE American by April 24, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by September 25, 2027. If the NYSE American determines to accept the Plan, the Company will be notified in writing and will be subject to periodic reviews, including quarterly monitoring for compliance with the Plan. If the Company does not submit a plan or if the Plan is not accepted, NYSE American will commence delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards by September 25, 2027, or if the Company does not make progress consistent with the Plan, the NYSE American will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and the Common Stock will continue to trade on the NYSE American under the symbol “PHGE.”

The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company’s management is reviewing its options to address the deficiencies and expects to submit a compliance plan on or before the deadline set by the NYSE American.

Additionally, as previously disclosed in its annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 19, 2026, the audit opinion contained a going concern qualification from the Company's independent registered public accounting firm. This announcement is being made solely to comply with the Company Guide Sections 401(h) and 610(b), which require separate disclosure of receipt of an audit opinion that contains a going concern qualification. This announcement does not represent any change or amendment to the Company's 2025 audited financial statements or to its 2025 Annual Report on Form 10-K.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Investor & Media Contact

Yair Ohayon

Yairo@biomx.com